UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On November 25, 2009, Western Dubuque Biodiesel, LLC (WDB) entered into a First Amendment to Management and Operational Services Agreement (the “Amendment”) with Renewable Energy Group, Inc. and its subsidiaries, REG Marketing & Logistics Group, LLC and REG Services, LLC (collectively “REG”).

WDB entered into the Management and Operational Services Agreement dated August 29, 2006 (the “MOSA”) with REG for the purpose of management and operational services for the WDB biodiesel plant in exchange for a fixed fee per gallon of biodiesel produced at WDB’s plant, plus a bonus based on WDB’s annual net income.

The Amendment permits WDB to enter into a production contract with another party (the “Production Contract”) and to produce biodiesel to fulfill the Production Contract during the term of the MOSA. Additionally, the Amendment modifies the monthly fee payable to REG under the MOSA for biodiesel produced until certain volume requirements are met. The Amendment also modifies the services and production responsibilities for which each party is responsible, including rail car transport, depending upon whether or not the biodiesel is produced for the Production Contract.

The Amendment and the MOSA terminate on August 1, 2010, pursuant to the notice of termination provided to WDB by REG on June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC
November 30, 2009	/s/ Bruce Klostermann
Date	Bruce Klostermann, Vice Chairman and Director
(Principal Executive Officer)